UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 21, 2009
NBC Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4700 South 19th Street
Lincoln, NE 68501-0529
(Address of principal executive offices)
(402) 421-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

SECTION 7 — REGULATION FD
Item 7.01. Regulation FD Disclosure.
     Although Nebraska Book Company, Inc.’s (“Nebraska Book”), NBC Acquisition Corp.’s wholly-owned subsidiary, results of operations for the quarter ended September 30, 2009, are not yet available and may deviate from the expectations expressed here, the following reflects Nebraska Book’s current expectations for same store sales and certain cost savings measures. Nebraska Book believes that recent trends in its same store sales and selling, general and administrative expenses are continuing in its second fiscal quarter. Over the last two fiscal quarters, Nebraska Book has realized same store sales decreases of 4.0% for the quarter ended March 31, 2009 (the last quarter with a back-to-school rush period included) and 6.2% for the quarter ended June 30, 2009. Based on interim quarterly financial information, it anticipates that same store sales results for the current second fiscal quarter will reflect a percentage decrease similar to the percentage decreases in same store sales it experienced for those two immediately preceding quarters. Nebraska Book announced in June 2009 that it had previously begun pursuing various cost-saving initiatives and that it expected to save over $8.0 million during fiscal year 2010. Nebraska Book began to realize the benefit of these initiatives in the first quarter of fiscal year 2010, and as a result its selling, general and administrative expenses for the three months ended June 30, 2009 were $33.7 million, compared to $35.7 million for the same period of 2008, a decrease of $2.0 million, or 5.8%. Based on interim quarterly financial information, it anticipates that it will continue to realize benefits of these cost-savings initiatives in its current second fiscal quarter.
     The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
SECTION 8 — OTHER EVENTS
Item 8.01. Other Events.
     On September 21, 2009, Nebraska Book announced that its plans to conduct a private offering, subject to market and other conditions, of $200.0 million of senior secured notes due 2011 (the “Notes”). Nebraska Book plans to use the proceeds of this offering to repay all outstanding term loan indebtedness under its existing senior secured credit facilities. In connection with the repayment of the term loans, Nebraska Book also expects to enter into a new asset-based revolving credit facility, which will replace its revolving credit facility under its existing senior secured credit facilities, under which it expects to have up to $75.0 million of availability (less outstanding letters of credit and subject to a borrowing base).
     The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
     The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated as of September 21, 2009, of Nebraska Book Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC ACQUISITION CORP.
Date: September 21, 2009	/s/ Alan G. Siemek
Alan G. Siemek
Vice President and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of September 21, 2009, of Nebraska Book Company, Inc.